Exhibit 23.1

                  ACCOUNTANTS' CONSENT AND REPORT ON SCHEDULE

The Board of Directors
24/7 Media, Inc.:

      The audits referred to in our report dated March 2, 1999 included the related financial statement schedules of 24/7 Media, Inc. as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998, included in the registration statement (or incorporated by reference in the registration statement). These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedule based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

      We consent to the use of our reports included herein related to the audits of 24/7 Media, Inc. (successor company to Interactive Imaginations, Inc.) and Interactive Holdings, LLC (successor to Petry Interactive, Inc.) and to the reference to our firm under the heading "Experts" in the prospectus.



                                              KPMG LLP
                                              /s/ KPMG LLP
New York, New York
April 22, 1999